Exhibit 23.1

                         CONSENT AND REPORT ON SCHEDULES
                OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
e.Digital Corporation
San Diego, California

We consent to the incorporation by reference in the Registration Statement on Form S-8 of e.Digital Corporation of our report dated June 28, 2006 relating to our audits of the consolidated financial statements, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of e.Digital Corporation for the year ended March 31, 2006.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of e.Digital Corporation, listed in Item 15. These financial statement schedules are the responsibility of e.Digital Corporation's management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ SINGER, LEWAK, GREENBAUM, AND GOLDSTEIN, LLP

Santa Ana, CA
July 27, 2006